UNITED STATES
securities and exchange commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2012

CHINA RECYCLING ENERGY CORPORATION
(Exact Name Of Registrant As Specified In Charter)

Nevada	000-12536	90-0093373
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

12/F, Tower A

Chang An International Building

No. 88 Nan Guan Zheng Jie

Xi An City, Shaanxi Province

China 710068
(Address of principal executive offices, including zip code)

(86-29) 8769-1097
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 28, 2012, China Recycling Energy Corporation, a Nevada corporation (the “Company”) held its 2012 Annual Meeting of Shareholders. A quorum was present at the meeting as required by the Fourth Amended and Restated Bylaws of the Company. The shareholders elected all of the Company’s nominated directors and approved and ratified the appointment of Goldman Kurland Mohidin LLP as the Company’s independent registered accounting firm for fiscal year ending December 31, 2012. The final voting results of the matters submitted to a shareholder vote at the meeting are as follows:

Proposal 1: Election of Directors

The following seven individuals were elected to the Board of Directors of the Company to serve as directors until the 2013 Annual Meeting of Shareholders or until their successors have been duly elected and qualified:

Nominees	Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
Guohua Ku	31,884,719	223	0	7,515,953
Timothy Driscoll	31,884,740	202	0	7,515,953
Albert McLelland	31,884,722	220	0	7,515,953
Lanwei Li	31,884,719	223	0	7,515,953
Julian Ha	31,884,737	205	0	7,515,953
Yilin Ma	31,884,719	223	0	7,515,953
Chungui Shi	31,884,737	205	0	7,515,953

Proposal 2: Approval and Ratification of the Appointment of Goldman Kurland Mohidin LLP as the Company’s Independent Registered Public Accounting Firm

The appointment of Goldman Kurland Mohidin LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 was approved and ratified. There were 31,884,633 votes for the appointment, 68 votes against the appointment, 241 abstentions and 7,515,953 broker non-votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Recycling Energy Corporation
(Registrant)
Dated: May 31, 2012	/s/ David Chong
David Chong Chief Financial Officer and Secretary